                                                                      EXHIBIT 54
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

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                                        )
THE LOEWEN GROUP INC., et al.,          )       Civil Action No.
                                        )
                                        )       96 CIV 5004 (FB) (JLC)
                                        )
             Plaintiffs,                )
        v.                              )
                                        )       ORDER FOR
SERVICE CORPORATION                     )       EXPEDITED DISCOVERY
INTERNATIONAL, INC., et al.,            )       -------------------
                                        )
             Defendants.                )
                                        )
----------------------------------------

        Upon consideration of the submissions and arguments of counsel at the conference before the Court on December 10, 1996, the transcript of the conference before Judge Block on December 4, 1996 and related proceedings, and for good cause shown,

        IT IS HEREBY ORDERED that expedited discovery on Plaintiffs' motion for Preliminary Injunction shall proceed. Schedules for document productions, depositions, expert and other discovery are to be set on an expedited basis independent of proceedings before the Federal Trade Commission, with completion of discovery to occur not later than February 28, 1997.

        FURTHER ORDERED that counsel are to confer with respect to agreement on the scheduling of discovery by December 13, 1996, and are to advise the Court.
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A further conference concerning disputes, if any, on the scope of expedited discovery is scheduled for January 7, 1997 at 4:00 p.m., with letter submissions to be made by counsel to the Court in advance of the conference.

Dated:        Brooklyn, New York
              December  11th , 1996
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SO ORDERED:


/s/ John L. Caden
---------------------------------
US Magistrate Judge John L. Caden